Exhibit 10.1
UNIVEST FINANCIAL CORPORATION

FORM OF RESTRICTED STOCK UNIT AGREEMENT

[Date]

This RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is entered into and becomes effective as of the [Date], by and between UNIVEST FINANCIAL CORPORATION (the "Corporation") and [Name] (the "Grantee").

W I T N E S E T H:

WHEREAS, the Board of Directors of the Corporation (the "Board") adopted the Univest 2013 Long-Term Incentive Plan (the “Plan”), which became effective on April 16, 2013, and is administered by a committee (the "Committee") designated by the Board (all references hereinafter to the Board shall include the Committee); and

WHEREAS, the Board approved an Amended and Restated Plan, which became effective the 5th day of December, 2018, which also allows for the issuance of Restricted Stock Units; and

WHEREAS, pursuant to the terms and conditions of the Plan, the Corporation now desires to grant to the Grantee Restricted Stock Units.; and

WHEREAS, any capitalized terms not defined in this Agreement shall have the same meaning as specified in the Plan.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto do mutually covenant and agree as follows:

I.    GRANT OF RESTRICTED STOCK UNITS

The Corporation hereby agrees to issue to Grantee [Number] Restricted Stock Units at no cost to the Grantee, subject to the terms and conditions of this Agreement and the Plan, provided that the Grantee has delivered to the Corporation a signed copy of this Agreement.

II.     VESTING PERIOD

The Restricted Stock Units shall vest and become payable in shares of common stock of the Corporation (“Common Stock”) according to the following vesting schedule:

Restricted Stock Units will fully vest on [Date], provided the Grantee remains in service with the Corporation as of that date.

Should a Grantee’s termination of service as a director of the Corporation be a result of death or disability, such Restricted Stock Units shall become fully vested.

Should a Grantee’s termination of service as a director of the Corporation be a result of Change in Control, at least six months following the date of the grant, such Restricted Stock Units shall become fully vested.

Should Grantee’s termination of service as a director of the Corporation be a result of voluntary or involuntary termination, whether or not for cause, such Restricted Stock Units shall be forfeited to the Corporation by the Grantee at no cost to the Corporation, and the Grantee shall have no further rights with respect to such forfeited Restricted Stock Units.

Should a Grantee’s termination of service as a director of the Corporation be due to retirement at Retirement Date (as defined herein), then a portion of such Restricted Stock Units (calculated on a pro-rata basis based upon the period of time between the date of this Agreement and the Retirement Date, divided by the original vesting period stated herein), shall vest on the Retirement Date. “Retirement Date” shall mean the later to occur of (i) the first day of the month following the Grantee’s seventy-second (72nd) birthday, or (ii) the date that Grantee actually retires as a director of the Corporation.

III.    CERTIFICATES

On or as soon as practicable after the vesting of any Restricted Stock Units, the Corporation shall promptly deliver to the Grantee, either electronically through book-entry at the Corporation’s transfer agent or physically one or more certificates representing whole shares of Common Stock (one share of common stock for each Restricted Stock Unit) ; provided, however, the Corporation shall not be liable to the Grantee, the Grantee's personal representative or the Grantee's successor(s)-in-interest for damages relating to any delays in issuing the certificates, any loss of the certificates or any mistakes or errors in the issuance of the certificate or in the certificates themselves.

IV.	RESTRICTED STOCK UNIT HOLDER RIGHTS

As Restricted Stock Units are not shares of the Corporation’s Common Stock, subject to the terms of this Agreement, the Grantee shall have no rights of a shareholder with respect to the Restricted Stock Units including no right to vote. Dividend equivalents attributable to Restricted Stock Units will be credited to a Grantee account and shall be distributed in cash upon settlement of such Restricted Stock Units. Dividend equivalents will not earn interest and if the Restricted Stock Unit is forfeited for any reason, the Grantee will have no right to such Dividend Equivalent. Upon payment of the vested Restricted Stock Units in shares of Common Stock, the Grantee will obtain full dividend, voting and other rights as a shareholder of the Corporation. Any beneficiary, heir or legatee of the Grantee shall receive the rights herein granted with respect to any vested Restricted Stock Units, subject to the terms and conditions of this Agreement. Any transferee of such rights shares shall agree in writing to be bound by the terms and conditions of this Agreement.

V.    NO RIGHTS TO CONTINUED SERVICE

The grant made under the Plan and this Agreement shall not confer on the Grantee any right to continue serving as a director of the Corporation, and this Agreement shall not be construed in any way to limit the Corporation’s right to terminate or change the terms of the Grantee's service as a director.

VI.    TRANSFERABILITY

The Grantee shall not sell, transfer, pledge, assign or otherwise encumber any Restricted Stock Units, and the Restricted Stock Units shall not be subject to execution, attachment or similar process.

VII.    TAX MATTERS

The Grantee agrees to make appropriate arrangements with the Corporation for satisfaction of any applicable federal, state or local income tax withholding requirements or like requirements, including payment to the Corporation, if requested, upon settlement of any Restricted Stock Units. The Grantee has reviewed with the Grantee’s own tax advisor(s) the federal, state and local tax consequences of acquiring the Restricted Stock Units, and the Grantee is relying solely on such advisor(s) and not on any statements or representations by the Corporation or any of its agents. The Grantee understands and agrees that the Grantee shall be solely responsible for the Grantee’s tax obligations resulting from the transactions contemplated by this Agreement.

VIII.	SECURITIES LAWS

Upon the issuance of the Restricted Stock Units, Grantee will make or enter into such written representations, warranties and agreements as the Corporation may reasonably request in order to comply with applicable securities laws or with the Plan.

IX.    LEGAL NOTICES

Any legal notice necessary under this Agreement shall be addressed to the Corporation in care of its Secretary at the principal executive office of the Corporation and to the Grantee at the address appearing in the personnel records of the Corporation for such Grantee or to either party at such other address as either party may designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

X.    CHOICE OF LAW

The interpretation, performance and enforcement of this Agreement shall be governed by the laws of Pennsylvania and applicable federal law.

XI.    INCORPORATION OF PLAN PROVISIONS

This Agreement is expressly subject to the terms and conditions of the Plan, which is incorporated herein by reference. In the event of any conflict between any one or more of the provisions of this Agreement and the Plan, the terms of the Plan shall govern.

XII.    REPRESENTATIONS OF GRANTEE

The Grantee represents and warrants to the Corporation that the Grantee:

(a) has received, read and understood the Plan and this Agreement and agrees to abide by and be bound by their terms and conditions;

(b) understands that the Grantee’s acquisition of Common Stock as payment for vested Restricted Stock Units is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws, and the Grantee agrees to cooperate with the Corporation to ensure compliance with such laws.

XIII.    ADJUSTMENTS

(a) The number of the Restricted Stock Units shall be subject to proportionate and equitable adjustments, consistent with the terms of the Plan, in the event of a change in the number of issued shares of Common Stock resulting from stock splits or reclassifications of shares, or in any like capital adjustments, or the payment of any stock dividends. The Board shall make the adjustments required under this Paragraph XIII, and determinations of the Board as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

(b) The existence of the Plan and this Agreement shall not affect in any way the right of the Board or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization, or other change in the Corporation’s capital structure or its business, any merger or consolidation or other transaction involving the Corporation, any issuance of shares of Common Stock or any other securities of the Corporation (including bonds, debentures or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof), the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of the Corporation's assets or business, or any other corporate act or proceeding by or for the Corporation.

XIV.    ADMINISTRATION AND AMENDMENT

The Board shall interpret this Agreement and shall prescribe such rules and regulations in connection with the operation of the Agreement as the Board determines in good faith to be advisable. The Board may unilaterally amend the Plan and this Agreement to the extent necessary for compliance with any changes in applicable tax, securities or other legal requirements. Further, the Board may unilaterally amend or rescind its rules and regulations from time to time, provided such action shall not impair the Grantee’s substantive rights under this Agreement. The good-faith interpretation by the Board of any of the provisions of this Agreement shall be final and binding upon the Corporation and the Grantee.

XV.    HEADINGS

The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement.

XVI.    COUNTERPARTS

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

XVII.    ENTIRE AGREEMENT

This Agreement constitutes the entire understanding between the Corporation and the Grantee with respect to the subject matter hereof and , except as provided in Section XIV, no amendment, modification or waiver of this Agreement, in whole or in part, shall be binding upon the Corporation, unless in writing and signed by an authorized officer of the Corporation.

IN WITNESS WHEREOF, the Corporation, by its duly authorized officer, and the Grantee have executed and delivered this Agreement effective as of the date and year first above written.

UNIVEST FINANCIAL CORPORATION

By:
[Name]

(CORPORATE SEAL)	Title:	Chief Financial Officer

GRANTEE ACKNOWLEDGES AND AGREES THAT THE FORFEITURE RESTRICTIONS ON THE RESTRICTED STOCK UNITS SHALL LAPSE, IF AT ALL, ONLY AS EXPRESSLY STATED IN THIS AGREEMENT (NOT THROUGH BEING ISSUED THE RESTRICTED STOCK UNITS).

GRANTEE